UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 12/15/2010

Commission File Number

Kraton Performance Polymers, Inc.	001-34581
Kraton Polymers LLC	333-123747

Kraton Performance Polymers, Inc.

Kraton Polymers LLC

(Exact name of registrant as specified in its charter)

Kraton Performance Polymers, Inc.	Delaware	20-0411521
Kraton Polymers LLC	Delaware	26-3739386
	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300

Houston, TX 77032

(Address of principal executive offices, including zip code)

281-504-4700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2010, David A. Bradley, Kraton’s Chief Operating Officer, informed our board of directors that he is leaving the company to pursue Chief Executive Officer opportunities he is considering. Following a brief transition period, Mr. Bradley will be leaving the company after the first of the year.

Item 8.01 Other Events.

On December 20, 2010, we announced the promotion of G. Scott Lee to the position of Vice President of Operations. In his new role Mr. Lee will have responsibility for Kraton’s global manufacturing, supply planning and procurement activities, and will report to Kevin M. Fogarty, Kraton’s President and Chief Executive Officer. Mr. Lee will assume his new duties following a brief transition period from Mr. Bradley. A copy of the press release announcing Mr. Lee’s appointment is attached as Exhibit 99.1 and is incorporated by reference into this item.

Item 9.01 Exhibits

Exhibit	Description

99.1	Press Release dated December 20, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Performance Polymers, Inc.

Date: December 20, 2010	By:	/s/ Stephen E. Tremblay
Stephen E. Tremblay
Vice President and Chief Financial Officer

Kraton Polymers LLC

Date: December 20, 2010	By:	/s/ Stephen E. Tremblay
Stephen E. Tremblay
Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Description

99.1	Press Release dated December 20, 2010